Exhibit 23.3

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the registration statements on Form S-3 (File No. 333-              ) of AYRO, Inc. (formerly Austin EV, Inc.) of our report dated March 11, 2020, with respect to our audits of the financial statements of AYRO, Inc. as of December 31, 2019 and 2018 and for the years then ended, which report is incorporated by reference, which is part of this Form S-3.

Plante & Moran, PLLC

Denver, Colorado

September 1, 2020